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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       January 12, 2007

                              COVANSYS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


        0-22141                                        38-2606945
(Commission File Number)                 (I.R.S. Employee Identification Number)

       32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI 48334
               (Address of Principal Executive Office) (Zip Code)

                                 (248) 488-2088
              (Registrant's Telephone Number, Including Area Code)

                                      None

          (Former Name and Former Address, if Change Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a.12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02 Results of Operations and Financial Condition

     On January 16, 2007, the Company issued a press release announcing its financial results for the three months and nine months ended September 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On January 17, 2007, the Company issued a press release announcing that it had received notification from the Nasdaq Stock Market that its filing delinquency has been cured and that it has regained compliance with Nasdaq Marketplace Rules. A copy of the press release is attached as exhibit 99.2 to this current report.

Item 8.01 Other Events

     On January 12, 2007, the Company issued a press release announcing completion of its reassessment of revenue recognition policies. The reassessment was undertaken at the request of its independent registered public accounting firm, BDO Seidman, LLP. The reassessment did not result in any adjustments to previously reported Financial statements, however, the Company's final third quarter 2006 results may differ from the preliminary financial information reported on November 14, 2006. Covansys is in the process of finalizing its third quarter results and will issue a press release and schedule an investor conference call promptly upon filing its third quarter Form 10-Q. A copy of the press release is attached as Exhibit 99.3 to this current report.
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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                 Covansys Corporation

Dated: January 18, 2007

                                                 By: /s/ James S. Trouba
                                                 Vice President and Chief
                                                 Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION

99.1         Press Release Dated January 16, 2007

99.2         Press Release Dated January 17, 2007

99.3         Press Release Dated January 12, 2007